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                                                                    EXHIBIT 21.1


                        Subsidiaries of the Registrant


       Name of Subsidiary                        State of Incorporation
       ------------------                        ----------------------

       South Central Pool Supply, Inc.                         Delaware

       SCP Finance Co.                                         Delaware

       Alliance Packaging, Inc.                                Delaware